Exhibit 99.1

Record Sales & Earnings Reported by J & J Snack Foods

    PENNSAUKEN, N.J.--(BUSINESS WIRE)--Nov. 5, 2003--J & J Snack Foods Corp. (NASDAQ:JJSF) today reported record sales and earnings for its 2003 fiscal year.
    Sales for the fiscal year ended September 27, 2003 increased 3% to $364.6 million from $353.2 million in the fiscal year ended September 28, 2002. Net earnings increased 10% to $19.9 million in fiscal 2003 from $18.1 million in fiscal 2002. On a per diluted share basis, earnings increased 11% to $2.20 from $1.99. Operating income increased 9% to $30.8 million this year from $28.3 million in the year ago period.
    For the fourth quarter ended September 27, 2003, sales increased 3% to $103.4 million from $100.1 million in the fourth quarter ended September 28, 2002. Net earnings increased 6% to $7.9 million in the current year quarter from $7.4 million. Earnings per diluted share were $.88 this year compared to $.81 last year. Operating income increased 6% to $12.3 million from $11.5 million in the year ago period.
    Gerald B. Shreiber, J & J's President and Chief Executive Officer, commented, "Strong performances from our food service group, led by continued growth of our core and new soft pretzel products, aided the quarter and the year. Although we were impacted by poor weather conditions during the spring and summer, we were able to partially offset through expanded sales channels and new product offerings. Our company continues to strengthen its (product) leadership positions and anticipates continued positive performances through all of its major business groups. Our financial position remains strong and we are seeking growth opportunities through new product offerings and possible acquisitions."
    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID(1) and BARQ'S(2) frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE and CAMDEN CREEK cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton and Hatfield, Pennsylvania; Carrollton, Texas and Vernon (Los Angeles), California.

    (1) MINUTE MAID is a registered trademark of The Coca-Cola
        Company.

    (2) BARQ'S is a registered trademark of Barq's Inc.




                                Consolidated Statement of Operations
                                ------------------------------------
                               Three Months Ended      Year Ended
                               ------------------      ----------
                               Sept. 27, Sept. 28, Sept. 27, Sept. 28,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
                                           (in thousands)

Net sales                      $103,386  $100,050  $364,567  $353,187
Cost of goods sold               65,865    64,223   239,722   233,730
                                --------  --------  --------  --------
  Gross profit                   37,521    35,827   124,845   119,457
Operating expenses               25,264    24,288    93,998    91,191
                                --------  --------  --------  --------
Operating income                 12,257    11,539    30,847    28,266
Other income (deductions)            75        49       249      (253)
                                --------  --------  --------  --------
Earnings before income
  taxes                          12,332    11,588    31,096    28,013
Income taxes                      4,440     4,151    11,194     9,900
                                --------  --------  --------  --------
  Net earnings                 $  7,892  $  7,437  $ 19,902  $ 18,113
                                ========  ========  ========  ========

Earnings per diluted share     $    .88  $    .81  $   2.20  $   1.99
Earnings per basic share       $    .92  $    .84  $   2.26  $   2.07
Weighted average number
  of diluted shares               8,963     9,185     9,051     9,093
Weighted average number
  of basic shares                 8,606     8,889     8,800     8,770


                                     Consolidated Balance Sheets
                                     ---------------------------
                                September 27, 2003 September 28, 2002
                                ------------------ ------------------
                                            (in thousands)

Current assets                     $    100,405      $     75,367
Property, plant & equipment, net         87,115            94,410
Goodwill                                 45,850            45,850
Other intangibles, net                    1,231             1,539
Other assets                              2,082             2,870
                                   ------------      ------------
   Total                           $    236,683      $    220,036
                                   ============      ============

Current liabilities                $     40,058      $     40,244
Deferred income taxes                    13,374            10,806
Other long term obligations                 687               277
Stockholders' equity                    182,564           168,709
                                   ------------      ------------
   Total                           $    236,683      $    220,036
                                   ============      ============


                                        Consolidated Statements of
                                                Cash Flows
                                       -----------------------------
                                       September 27,   September 28,
                                            2003           2002
                                       -------------   -------------
                                              (in thousands)
Operating activities:
 Net earnings                             $ 19,902       $ 18,113
 Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
     Depreciation and amortization of
        fixed assets                        24,234         30,252
     Amortization of intangibles and
        deferred costs                         729            734
     (Gains) losses from disposals and
        write-downs of property &
        equipment                             (389)           255
     Increase (decrease) in deferred
        income taxes                         2,568          1,578
     Changes in assets and liabilities,
        net of effects from purchase of
        companies:
             Increase in accounts
              receivable                      (285)        (1,068)
             Increase in inventories          (829)          (207)
             Increase (decrease) in
              prepaid expenses and
              other                           (276)           125
             Increase in accounts
              payable and accrued
              liabilities                      711          1,301
                                          --------       --------
     Net cash provided by operating
        activities                          46,365         51,083
                                          --------       --------
Investing activities:
 Purchases of property, plant and
  equipment                                (19,292)       (20,479)
 Proceeds from investments held to
  maturity                                     400            840
 Proceeds from disposal of property and
  equipment                                  2,534            167
 Other                                        (144)           (16)
                                          --------       --------
     Net cash used in investing
      activities                           (16,502)       (19,488)
                                          --------       --------
Financing activities:
 Proceeds from borrowings                        -         24,000
 Proceeds from issuance of common stock      2,238          3,195
 Payments to repurchase common stock        (8,565)             -
 Payments of long-term debt                      -        (52,069)
                                          --------       --------
     Net cash used in financing
      activities                            (6,327)       (24,874)
                                          --------       --------
     Net increase in cash & cash
      equivalents                           23,536          6,721

Cash and cash equivalents at
   beginning of year                        14,158          7,437
                                          --------       --------
Cash and cash equivalents at end
   of year                                $ 37,694       $ 14,158
                                          ========       ========


                                           Segment Reporting
                                           -----------------
                                            Fiscal Year End
                                            ---------------
                                 September 27, 2003 September 28, 2002
                                 ------------------ ------------------
                                            (in thousands)

Sales to external customers:
   Food Service                   $        200,528   $        185,219
   Retail Supermarket                       39,702             41,366
   The Restaurant Group                      9,755             10,724
   Frozen Beverages                        114,582            115,878
                                  -----------------  -----------------
                                  $        364,567   $        353,187
                                  =================  =================

Depreciation and Amortization:
   Food Service                   $         13,098   $         13,547
   Retail Supermarket                            -                  -
   The Restaurant Group                        558                682
   Frozen Beverages                         11,307             16,757
                                  -----------------  -----------------
                                  $         24,963   $         30,986
                                  =================  =================

Operating Income (Loss):
   Food Service                   $         17,804   $         17,382
   Retail Supermarket                        2,144              1,936
   The Restaurant Group                       (975)              (915)
   Frozen Beverages                         11,874              9,863
                                  -----------------  -----------------
                                  $         30,847   $         28,266
                                  =================  =================

Capital Expenditures:
   Food Service                   $          9,929   $         11,418
   Retail Supermarket                            -                  -
   The Restaurant Group                         61                159
   Frozen Beverages                          9,302              8,902
                                  -----------------  -----------------
                                  $         19,292   $         20,479
                                  =================  =================

Assets:
   Food Service                   $        151,000   $        129,702
   Retail Supermarket                            -                  -
   The Restaurant Group                      2,192              2,921
   Frozen Beverages                         83,491             87,413
                                  -----------------  -----------------
                                  $        236,683   $        220,036
                                  =================  =================



    The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

    CONTACT: J & J Snack Foods Corp.
             Dennis G. Moore, 856-665-9533